UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Histogenics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 22, 2016

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Histogenics Corporation, a Delaware corporation (the “Company”). The Special Meeting will be held on November 22, 2016, at 9:00 a.m. local time at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at One Marina Park Drive, Suite 900, Boston, MA 02210 for the following purposes:

•	Proposal 1: To approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(d) (which requires stockholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock), the issuance of up to an aggregate of 24,203,942 shares of the Company’s common stock, par value $0.01 (“Common Stock”), consisting of:

(i)	10,737,275 shares of Common Stock issuable upon the conversion of 24,158.8693 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 (the “Series A Convertible Preferred Stock”), sold pursuant to the Securities Purchase Agreement dated as of September 15, 2016 (the “Securities Purchase Agreement”) as set forth in further detail in the accompanying proxy statement; and

(ii)	13,466,667 shares of Common Stock issuable upon exercise of Common Stock Warrants (as defined in the accompanying proxy statement).

•	To conduct any other business properly brought before the Special Meeting or any adjournments or postponements thereof.

The record date for the Special Meeting is October 18, 2016. Only stockholders of record at the close of business on that date (other than with respect to shares of Common Stock issued pursuant to the Securities Purchase Agreement) may vote at the Special Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination at the Company’s offices in Waltham, Massachusetts during normal business hours for a period of ten days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT!

Your vote is important. Please vote by using the internet or by telephone or by signing and returning the enclosed proxy card. Instructions for your voting options are described on the proxy card.

The proxy statement is available at www.proxyvote.com.

Your Board of Directors unanimously recommends you vote the proxy card “FOR” Proposal 1.

By Order of the Board of Directors,

Adam Gridley

President and Chief Executive Officer

Waltham, Massachusetts

November 2, 2016

This notice of Special Meeting and accompanying proxy statement are being distributed or made available to stockholders on or about November 2, 2016.

i

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

PROXY STATEMENT

FOR THE 2016 SPECIAL MEETING OF STOCKHOLDERS

November 22, 2016

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2016 Special Meeting of Stockholders (the “Special Meeting”) of Histogenics Corporation (sometimes referred to as “we,” the “Company” or “Histogenics”), which will be held on November 22, 2016, at 9:00 a.m. local time at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at One Marina Park Drive, Suite 900, Boston, MA 02210.

On or about November 2, 2016, we will begin mailing this proxy statement to our stockholders.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you owned shares of Histogenics common stock as of October 18, 2016, the record date for the Special Meeting, and our Board of Directors is soliciting your proxy to vote at the Special Meeting. This proxy statement describes issues on which we would like you to vote at the Special Meeting. It also gives you information on these issues so that you can make an informed decision.

How may I vote at the Special Meeting?

You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. You may also vote by mail by signing, dating and returning the proxy card you received in the mail.

When you vote, regardless of the method used, you appoint Adam Gridley, our Chief Executive Officer, and Jonathan Lieber, our Chief Financial Officer, as your representatives (or proxyholders) at the Special Meeting. They will vote your shares at the Special Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Special Meeting.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on October 18, 2016, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. On the record date, there were 15,873,214 shares of our Common Stock outstanding. At the Special Meeting, the stockholders will be entitled to one vote for each share of our Common Stock held by them on the record date. As described in detail below, on September 29, 2016, we sold 2,596,059 shares of our Common Stock, 24,158.8693 shares of our newly-created Series A Convertible Preferred Stock and issued warrants exercisable for up to 13,466,667 shares of our Common Stock to certain institutional and accredited investors in a private placement (the “Private Placement”). The holders of shares of Series A Convertible Preferred Stock will not be entitled to cast votes as to Proposal 1 with respect to the 2,596,059 shares of Common Stock such holders purchased in the Private Placement. On the Record Date, 24,158.8693 shares of our Series A Convertible Preferred Stock were outstanding, none of which are entitled to vote at the Special Meeting.

In accordance with Delaware law, a list of stockholders entitled to vote at the Special Meeting will be available at the place of the Special Meeting on November 22, 2016 and will be accessible for ten days prior to the meeting at our principal place of business, 830 Winter Street, 3rd Floor, Waltham, MA 02451, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?

If on October 18, 2016, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank, broker or other nominee, please refer to your proxy card or other information forwarded by your bank, broker or other nominee to see which voting options are available to you.

•	You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on November 21, 2016. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on November 21, 2016. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Special Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Special Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Special Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 830 Winter Street, 3rd Floor, Waltham, MA 02451; or

•	You may attend the Special Meeting and vote your shares in person. Simply attending the Special Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Special Meeting?

A quorum of stockholders is necessary to conduct business at the Special Meeting. Pursuant to our amended and restated bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Special Meeting. On the record date, there were 15,873,214 shares of Common Stock outstanding and entitled to vote. Thus, 7,936,607 shares of Common Stock must be represented by stockholders present at the Special Meeting or represented by proxy to have a quorum.

Prior to the closing of the Private Placement, and as a condition to such closing, certain large stockholders and affiliates of the Company entered into support agreements (the “Support Agreements”). As of immediately prior to the closing of the Private Placement, the stockholders executing the Support Agreements held beneficial ownership of approximately 45.4% of the Company’s total issued and outstanding Common Stock. Pursuant to the Support Agreements, the signatories thereto have agreed to vote all shares of Common Stock owned by them in favor of Proposal 1.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Special Meeting and vote in person. Broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Special Meeting may adjourn the Special Meeting to another date.

What proposal will be voted on at the Special Meeting?

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: To approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of up to an aggregate of 24,203,942 shares of Common Stock	FOR	Majority Votes Cast	Yes

Majority Votes Cast means that a proposal that receives an affirmative majority of the votes cast will be approved. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. However, the holders of shares of Series A Convertible Preferred Stock will not be entitled to cast votes as to Proposal 1 with respect to the 2,596,059 shares of Common Stock such holders purchased in the Private Placement.

Broker Discretionary Voting occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on the proposal on which it is permitted to vote.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Against” votes and broker non-votes. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for Proposal 1. The holders of shares of Series A Convertible Preferred Stock will not be entitled to cast votes as to Proposal 1 with respect to the 2,596,059 shares of Common Stock such holders purchased in the Private Placement.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to Proposal 1 because it is a “discretionary” matter. Discretionary items are proposals considered routine under the rules on which your broker may vote shares held in street name without your voting instructions.

Could other matters be decided at the Special Meeting?

Histogenics does not know of any other matters that may be presented for action at the Special Meeting. Should any other business come before the Special Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such other business.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	“FOR” Proposal 1; and

•	If any other matter is properly presented at the Special Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using their best judgment.

What do I need to show to attend the Special Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of our Common Stock as of October 18, 2016) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Special Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones and other devices with photographic capabilities) and other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board of Directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Special Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Special Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to the proposal until the polls have closed for voting on the proposal.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results are expected to be announced at the Special Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than the fourth business day after the Special Meeting, or November 29, 2016.

How can I find Histogenics’ proxy materials on the Internet?

This proxy statement is available on the “Investors” section of our corporate website located at http://ir.histogenics.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access this proxy statement at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Histogenics’ proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the proxy statement. This practice, called “householding,” is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement is available on the “Investors” section of our corporate website located at http://ir.histogenics.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business will reduce the environmental impact of our stockholder meetings and will give you an automatic link to the proxy voting site.

Whom should I call if I have any questions?

If you have any questions, would like additional Histogenics proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451 or by telephone at (781) 547-7900.

Important Notice Regarding Proxy Materials

for the Special Meeting to be Held on Tuesday, November 22, 2016

This proxy statement is available on-line at www.proxyvote.com.

OVERVIEW

Private Placement

On September 15, 2016, we entered into a securities purchase agreement with certain institutional and accredited investors (the “Securities Purchase Agreement”) for the sale and issuance of 2,596,059 shares of our Common Stock (the “Common Shares”) and 24,158.8693 shares of our newly-created Series A Convertible Preferred Stock (the “Preferred Shares”), which Preferred Shares are convertible into an aggregate of 10,737,275 shares of our Common Stock. On September 29, 2016, the transactions contemplated by the Securities Purchase Agreement closed, and we sold and issued the Common Shares and Preferred Shares for total consideration of approximately $30,000,000. H.C. Wainwright & Co., LLC (“HCW”) served as the sole placement agent for the Private Placement. As part of the Private Placement, we provided each purchaser 100% warrant coverage based on an as-converted number of shares of our Common Stock issued and issuable upon conversion of the Preferred Shares plus the Common Shares and accordingly issued the investors warrants (the “Purchaser Warrants”) to purchase 13,333,334 shares of our Common Stock at an exercise price of $2.25 per share and exercisable for a period of five years following receipt of the stockholder approval required under the Securities Purchase Agreement. We also issued HCW a warrant (the “HCW Warrant” and, together with the Purchaser Warrants, the “Common Stock Warrants”) for the purchase of 133,333 shares of Common Stock at an exercise price of $2.25 per share and exercisable for a period of five years following receipt of the stockholder approval required under the Securities Purchase Agreement pursuant to the terms of our letter agreement with HCW. See “Participants in the Private Placement” below.

As set forth below, the Certificate of Designation (as defined below) describing the rights, preference and privileges of the Series A Convertible Preferred Stock provides that, until stockholder approval is obtained, holders may not convert the Preferred Shares if such conversion will result in the purchasers under the Securities Purchase Agreement owning in the aggregate an amount of Common Stock issued in connection with the Private Placement in excess of 19.99% the number of shares of Common Stock outstanding immediately prior to the closing of the Private Placement. The Common Stock Warrants provide that, until stockholder approval is obtained, holders may not exercise the Common Stock Warrants.

The Private Placement is further described in our periodic filings with the SEC, including the Current Reports on Form 8-K filed September 16, 2016 and September 29, 2016. We refer you to those filings, and the documents filed therewith, and incorporate them by reference into this proxy statement. See “Incorporation of Certain Information by Reference” below. The securities issued pursuant to the Securities Purchase Agreement were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Regulation D.

On September 29, 2016, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”), the form of which was included as Exhibit 3.3 to our Form 8-K filed with the SEC on September 16, 2016 and which is incorporated herein by reference. The designations, preferences, limitations, restrictions and relative rights of the Series A Convertible Preferred Stock are as follows: (i) a stated value of $1,000 per share; (ii) a conversion price of $2.25 per share of Common Stock; (ii) the option to convert into the number of shares of Common Stock equal to the stated value divided by the conversion price, provided that until stockholder approval is obtained, holders may not convert (and there shall not be any mandatory conversion) if such conversion will result in the purchasers under the Securities Purchase Agreement owning in the aggregate an amount of Common Stock issued in connection with the Private Placement in excess of 19.99% of the number of shares of Common Stock outstanding immediately prior to the closing of the Private Placement; and (iii) the right to receive, upon any liquidation, dissolution, or winding-up of our Company, out of our assets, the same amount that a holder of our Common Stock would receive if the Series A Convertible Preferred Stock were fully converted to Common Stock on a pari passu basis. Pursuant to the Securities Purchase Agreement, the holders purchasing securities in an amount of at least $1.95 million of securities have the right to participate on a pro-rata basis, in up to 50% of the aggregate of any subsequent equity or debt offerings by us, on identical terms and conditions as set forth in such subsequent offering for the later of (a) twelve months following the Effective Date (as defined in the Securities Purchase Agreement) and (b) the date we receive stockholder approval of the Private Placement as described therein.

Prior to the closing of the Private Placement, and as a condition to such closing, certain of our large stockholders and affiliates entered the Support Agreements. As of immediately prior to the closing of the Private Placement, the stockholders executing the Support Agreements held beneficial ownership of approximately 45.4% of our total issued and outstanding Common Stock. Pursuant to the Support Agreements, the signatories thereto have agreed to vote all shares of Common Stock owned by them in favor of Proposal 1.

Participants in the Private Placement

The table below sets forth the identity of the participants in the Private Placement and the number of shares of Common Stock sold to such participants and, assuming stockholder approval of Proposal 1, the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock or exercise the Common Stock Warrants issued to such participants in the Private Placement (without regard to any applicable beneficial ownership limitation caps).

Name of Participant	Number of Shares of Common Stock Purchased in the Private Placement	Number of Shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock(1)	Number of Shares of Common Stock issuable upon exercise of Common Stock Warrants(2)
Sabby Healthcare Master Fund, Ltd.	406,325	1,815,897	2,222,222
Sabby Volatility Warrant Master Fund, Ltd.	243,795	1,089,539	1,333,334
Empery Asset Master, Ltd	75,684	304,606	380,290
Empery Tax Efficient, LP	38,987	156,909	195,896
Empery Tax Efficient II, LP	62,233	250,469	312,702
Perceptive Life Sciences Master Fund LTD	353,807	1,423,970	1,777,777
Armistice Capital Master Fund, Ltd.	265,355	1,067,978	1,333,333
Abingworth Bioequities Master Fund LTD	134,447	541,109	675,556
Abingworth Bioventures VI LP	42,457	170,876	213,333
Laurence Lytton	176,904	711,985	888,889
Pura Vida Master Fund, Ltd.	44,226	177,996	222,222
Split Rock Partners II, LP	276,801	1,114,043	1,390,844
Wilmslow Estates Limited	247,665	996,779	1,244,444
BMV Direct LP	110,565	444,991	555,556
Ian Rosenberg	6,722	27,056	33,778
The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Sarah Hoffman Rakin	6,634	26,699	33,333
The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Julia Hoffman Rakin	6,634	26,699	33,333
Kevin L Rakin Irrevocable Trust	22,113	88,998	111,111
H.C. Wainwright & Co., LLC	48,170	193,878	283,381
Noam Rubinstein	26,535	106,798	150,000
Charles Worthman	—	—	1,333
Michael Mirsky	—	—	6,333
Sean Hagerty	—	—	19,000
Michael Vasinkevich	—	—	46,000
Mark Viklund	—	—	2,667

(1)	Assumes the conversion of all shares of our Series A Convertible Preferred Stock at the original conversion price of $2.25 per share, irrespective of limitations on conversion, as applicable.
(2)	Assumes the exercise for cash of all of the Common Stock Warrants held by such participant, irrespective of limitations on exercise or conversion, as applicable.

Registration Rights

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) in which we agreed to file with the SEC on or prior to October 15, 2016, a registration statement covering the resale by the purchasers of the Common Shares, 10,737,275 shares of Common Stock issuable upon the conversion of the Preferred Shares and 13,466,667 shares of Common Stock issuable upon exercise of Common Stock Warrants. We have also agreed to use our best efforts to have the registration statement declared effective as soon as practicable upon filing, but in any event within 75 days after filing (or 110 days in the event of a full review by the SEC).

The Registration Rights Agreement provides, among other things, that in the event (i) we do not file the registration statement within the prescribed time period, (ii) the SEC does not declare effective the registration statement within the prescribed time period or (iii) either registration statement ceases to be effective under certain circumstances, we will pay to the holders on the occurrence of each such event and for each 15-day period thereafter until the applicable event is cured, an amount in cash equal to 2% of the aggregate amount invested (or outstanding, as specified in greater detail in the Registration Rights Agreement) by the holders in the Private Placement for each 15-day period (prorated for any period of less than 15 days) during which such registration statement was not effective, subject to a cap of 12% of the aggregate amount invested.

NASDAQ Rule 5635(d)

NASDAQ Rule 5635(d) requires stockholder approval prior to an issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book and market value of our common stock as of the time of execution of the definitive agreement with respect to such transaction. The provisions in (i) the Certificate of Designation that prevent conversion of our Series A Convertible Preferred Stock if such conversion will result in such holders beneficially owning in excess of 19.99% of our Common Stock (the “Beneficial Ownership Limitation”) prior to stockholder approval and (ii) the Common Stock Warrants that prevent exercise of the Common Stock Warrants prior to stockholder approval, are both required under NASDAQ Rule 5635(d). We are seeking stockholder approval for the sale and issuance of such shares in connection with the Private Placement under the Securities Purchase Agreement pursuant to NASDAQ Rule 5635(d).

Consequences if Stockholder Approval is Not Obtained

If we do not obtain approval of Proposal 1 at the Special Meeting, we are obligated under the Securities Purchase Agreement to call a stockholder meeting every four months thereafter to seek approval of Proposal 1 from our stockholders until the earlier of the date such approval is obtained or our Series A Convertible Preferred Stock is no longer outstanding. In the event that we have not obtained such approval on or prior to March 29, 2017, commencing thereafter, to the extent that a purchaser is unable to convert any shares of Series A Convertible Preferred Stock because of the Exchange Cap (as defined in the Certificate of Designation) limitation included therein, a purchaser may require us to pay to such purchaser, within three Trading Days (as defined in the Securities Purchase Agreement) of written notice, cash by wire transfer of immediately available funds, in exchange for cancellation of the applicable portion of the Series A Convertible Preferred Stock subject to conversion, which cash amount for each share of Common Stock that we are unable to deliver pursuant to the Exchange Cap therein shall be equal to the highest trading price of the Common Stock in effect at any time during the period beginning on March 29, 2017 and ending on the date we make such payment. If we obtain stockholder approval at the Special Meeting, this provision will have been satisfied and the put option described above will terminate.

PROPOSAL 1

TO APPROVE, AS REQUIRED BY AND IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), THE ISSUANCE OF UP TO AN AGGREGATE OF 24,203,942 SHARES OF COMMON STOCK

Description of Proposal

We are seeking stockholder approval as required by NASDAQ Rule 5635(d) (as described above) to enable the holders of the Preferred Shares and Common Stock Warrants, each issued in connection with the Private Placement under the Securities Purchase Agreement, to convert the Preferred Shares and exercise Common Stock Warrants to receive shares of Common Stock in excess of 20% of our outstanding Common Stock prior to the Private Placement. The 24,203,942 shares of Common Stock being issued upon the conversion or exercise of securities sold and issued or available for sale and issuance under the Securities Purchase Agreement and pursuant to our agreement with the HCW consist of:

(i)	10,737,275 shares of Common Stock issuable upon the conversion of 24,158.8693 shares of Series A Convertible Preferred Stock; and

(ii)	13,466,667 shares of Common Stock issuable upon exercise of Common Stock Warrants.

Related Parties

Except for the sale and issuance of the Common Shares, the Preferred Shares and the Common Stock Warrants, the participants in the Private Placement have not had any material relationship with us within the past three years, other than: (i) Wilmslow Estates Limited, which is a greater than 10% holder of our Common Stock and an affiliate of Michael Lewis, a member of our Board of Directors, (ii) The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Sarah Hoffman Rakin, The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Julia Hoffman Rakin and the Kevin L Rakin Irrevocable Trust, which are each affiliates of Kevin Rakin, a member of our Board of Directors, (iii) Split Rock Partners II, LP which is a greater than 10% holder of our Common Stock and (iv) the HCW Warrant and certain Common Stock Warrants have been issued to HCW and its designees, which served as the placement agent for the Private Placement. See page 8 for more information on the participants in the Private Placement.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter, excluding shares acquired in the Private Placement under the Securities Purchase Agreement, is necessary under NASDAQ Marketplace Rule 5635(e)(4) to approve this Proposal 1. Accordingly, failure to vote and broker non-votes will not affect whether this proposal is approved.

In accordance with applicable NASDAQ Marketplace Rules, holders of the 2,596,059 shares of our Common Stock purchased in the Private Placement are not entitled to vote such shares on Proposal 1.

Prior to the closing of the Private Placement, and as a condition to such closing, certain of our large stockholders and affiliates entered into the Support Agreements. As of immediately prior to the closing of the Private Placement, the stockholders executing the Support Agreements held beneficial ownership of approximately 45.4% of our total issued and outstanding Common Stock. Pursuant to the Support Agreements, the signatories thereto have agreed to vote all shares of Common Stock owned by them in favor of Proposal 1.

Potential Effects of this Proposal

The issuance of the 24,203,942 shares of Common Stock which are the subject of Proposal 1 will result in an increase in the number of shares of Common Stock outstanding. This will result in a decrease to the respective ownership and voting percentage interests of stockholders prior to the Private Placement to the extent they do not participate in such offering. The liquidation value, and book and market value of our Company, and our future earnings may be reduced.

In addition, as described above under “Registration Rights,” we have agreed to register the securities issued in the Private Placement, which would include up to an aggregate of 26,800,001 shares of Common Stock, consisting of the Common Shares, 10,737,275 shares of Common Stock issuable upon the conversion of the Preferred Shares and 13,466,667 shares of Common Stock issuable upon exercise of Common Stock Warrants. The release of 26,800,001 freely traded shares onto the market, or the perception that such shares will or could come onto the market, could have an adverse effect on the trading price of our stock.

We have broad discretion to use the net proceeds to us from the sale of such shares, including the proceeds received upon exercise of the Common Stock Warrants, and you will be relying solely on the judgment of our Board of Directors and management regarding the application of these proceeds. Our use of the proceeds may not improve our operating results or increase the value of your investment.

For your consideration of Proposal 1, a description of the material terms of the Private Placement is set forth in this proxy statement to provide you with basic information concerning the Private Placement. However, the description above is not a substitute for reviewing the full text of the referenced documents, which were attached as exhibits to our Current Reports on Form 8-K as filed with the SEC on September 16, 2016 and September 29, 2016 and are available upon written request to the Secretary of the Company at our headquarters.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES A CONVERTIBLE PREFERRED STOCK AND EXERCISE OF THE COMMON STOCK WARRANTS SOLD AND ISSUED IN CONNECTION WITH THE PRIVATE PLACEMENT UNDER THE SECURITIES PURCHASE AGREEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of October 18, 2016 (following the closing of the Private Placement) by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our outstanding Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current directors and executive officers as a group.

The table below is based upon information supplied by executive officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through October 18, 2016.

The share amounts set forth in the column below entitled “Number of Shares Beneficially Owned” represent the number of shares of Common Stock beneficially owned by such holder as of October 18, 2017 assuming no conversion of the outstanding shares of Series A Convertible Preferred Stock and no exercise of the Common Stock Warrants owned by such stockholder.

Applicable percentage ownership in the column below entitled “Percentage of Shares Beneficially Owned” is based on 15,873,214 shares of Common Stock outstanding as of October 18, 2016.

The share amounts set forth in the column below entitled “Number of Shares Beneficially Owned Assuming Conversion and Exercise” represent the number of shares of Common Stock beneficially owned by such holder as of October 18, 2017 assuming conversion of all outstanding shares of Series A Convertible Preferred Stock and exercise of all Common Stock Warrants owned by such stockholder.

Applicable percentage ownership in the column below entitled “Percentage of Shares Beneficially Owned Assuming Conversion and Exercise” is based on 40,077,156 shares of Common Stock outstanding as of October 18, 2016, which assumes that Proposal 1 has been approved and the exercise of the Common Stock Warrants to purchase 13,466,667 shares of Common Stock and the conversion of all outstanding shares of Series A Convertible Preferred Stock into 10,737,275 shares of Common Stock.

Under the terms of the Common Stock Warrants, following approval of Proposal 1, certain of the warrant holders, at their election, may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding Common Stock following such exercise (subject to adjustment up to 9.99% upon the fulfillment of certain conditions), excluding for purposes of such determination shares of Common Stock issuable upon exercise of the Common Stock Warrants which have not been exercised. In addition, following approval of Proposal 1, our shares of Series A Convertible Preferred Stock may not be converted by certain holders thereof, at their election, if such conversion would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock that would exceed 4.99% of our then outstanding Common Stock following such conversion (subject to adjustment up to 9.99% upon the fulfillment of certain conditions). The disclosures the columns below entitled “Number of Shares Beneficially Owned Assuming Conversion and Exercise” and “Percentage of Shares Beneficially Owned Assuming Conversion and Exercise” and in the footnotes to the table below concerning the stockholders’ beneficial ownership percentage assuming the conversion of our shares of Series A Convertible Preferred Stock and exercise of Common Stock Warrants do not reflect these limitations.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants and preferred stock held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of October 18, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned Assuming Conversion and Exercise		Percentage of Shares Beneficially Owned Assuming Conversion and Exercise
5% Stockholders
Intrexon Corporation(1)	2,690,570		17.0%	2,690,570		6.7%
20374 Seneca Meadows Parkway Germantown, MD 20876
Wilmslow Estates Limited(2)	2,075,331		13.1%	4,316,554	(3)	10.8%
c/o Stonehage Group 2 The Forum, Grenville Street St Helier, Jersey, Channel Islands JE1 4HH
Sofinnova Venture Partners VIII, L.P.(4)	2,077,040		13.1%	2,077,040		5.2%
3000 Sand Hill Road, Bldg 4, Suite 250 Menlo Park, CA 94025
FMR, LLC(5)	1,913,520		12.1%	1,913,520		4.8%
245 Summer Street Boston, MA 02210
Split Rock Partners II, LP(6)	1,661,495		10.5%	4,166,382	(7)	10.4%
10400 Viking Drive, Suite 250 Eden Prairie, MN 55344
Directors and Named Executive Officers
Joshua Baltzell(8)	20,000		*	20,000		*
David Gill(9)	14,500		*	14,500		*
John H. Johnson(10)	27,609		*	27,609		*
Garheng Kong, M.D., Ph.D. (11)	20,000		*	20,000		*
Michael Lewis(12)	2,095,331	(13)	13.2%	4,336,554	(14)	10.8%
Kevin Rakin(15)	109,101	(16)	*	405,973	(17)	1.0%
Adam Gridley(18)	197,693		1.4%	197,693		*
Stephen Kennedy(19)	44,041		*	44,041		*
Gloria Matthews, DVM, Ph.D., DACVS(20)	52,500		*	52,500		*
Jonathan Lieber(21)	38,958		*	38,958		*
All current executive officers and directors as a group (10 persons)(22)	2,619,733		16.0%	5,157,828	(23)	12.7%

*	Less than one percent of the outstanding shares of Common Stock.
(1)

Randal J. Kirk, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon. Mr. Kirk may therefore be deemed to have voting and dispositive power over the shares of Histogenics owned by Intrexon. Shares held by Intrexon may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(2)	Wilmslow’s economic interest is ultimately owned by a family discretionary trust associated with Michael Lewis, who is referenced in footnote 12 below. Wilmslow has sole voting and investment power over the shares of capital stock owned.
(3)	Assumes the exercise of a Purchaser Warrant to purchase 1,244,444 shares of Common Stock and conversion of Series A Convertible Preferred Stock into 996,779 shares of Common Stock underlying such Series A Convertible Preferred Stock.
(4)	Sofinnova Management VIII, L.L.C. (“SM VIII”) is the general partner of Sofinnova Venture Partners VIII, L.P. (“SVP VIII”) and Anand Mehra, Michael Powell, Srinivas Akkarju and James I. Healy, are the managing members of SM VIII (“Managing Members”). SVP VIII, SM VIII and the Managing Members may be deemed to have shared voting and dispositive power over the shares owned by SVP VIII. Such persons and entities disclaim beneficial ownership over the shares owned by SVP VIII except to the extent of any pecuniary interest therein.
(5)	Based on Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC on behalf of itself and Abigail P. Johnson, the Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(6)	Voting and investment power over the shares is delegated to Split Rock Partners II Management, LLC, the general partner of Split Rock Partners II, LP. Split Rock Partners II Management, LLC has delegated voting and investment decisions to three individuals who require a two-thirds vote to act. Split Rock Partners II Management, LLC disclaims beneficial ownership of the shares except to the extent of any pecuniary interest.
(7)	Assumes the exercise of a Purchaser Warrant to purchase 1,390,844 shares of Common Stock and conversion of Series A Convertible Preferred Stock into 1,114,043 shares of Common Stock underlying such Series A Convertible Preferred Stock.
(8)	Includes 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016.
(9)	Includes 14,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016.
(10)	Includes 27,609 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016.
(11)	Includes 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016.
(12)	Mr. Lewis is the settlor of the trust which ultimately owns the economic interest in Wilmslow referenced in footnote 2 above. Mr. Lewis has no beneficial interest in the trust which ultimately owns the economic interest in Wilmslow, but other members of his family are discretionary beneficiaries in such trust. To the extent Mr. Lewis may be deemed to hold an indirect beneficial interest under applicable United States securities laws, Mr. Lewis disclaims such beneficial ownership.

(13)	Includes 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016.
(14)	Includes 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016. Assumes the exercise of a Purchaser Warrant to purchase 1,244,444 shares of Common Stock and conversion of Series A Convertible Preferred Stock into 996,779 shares of Common Stock underlying such Series A Convertible Preferred Stock.
(15)	Mr. Rakin is an affiliate of The Kevin L. Rakin Irrevocable Trust, The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Sarah Hoffman Rakin and The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Julia Hoffman Rakin. Mr. Rakin disclaims beneficial ownership in the shares owned by the foregoing affiliated trusts.
(16)	Includes (i) 36,908 shares of Common Stock owned by the Kevin L. Rakin Irrevocable Trust, (ii) 6,634 shares of common stock owned by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Sarah Hoffman Rakin and (iii) 6,634 shares of Common Stock owned by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Julia Hoffman Rakin. Also includes 23,301 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016.
(17)	Assumes the exercise of Purchaser Warrants to purchase 177,777 shares of Common Stock and conversion of Series A Convertible Preferred Stock into 1142,396 shares of Common Stock underlying such Series A Convertible Preferred Stock owned collectively by the Kevin L. Rakin Irrevocable Trust, The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Sarah Hoffman Rakin and The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Julia Hoffman Rakin.
(18)	Includes 197,693 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016.
(19)	Includes 44,041 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016.
(20)	Includes 52,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016.
(21)	Includes 38,958 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016.
(22)	Includes 458,602 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016 and (i) 36,908 shares of Common Stock owned by the Kevin L. Rakin Irrevocable Trust, (ii) 6,634 shares of Common Stock owned by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Sarah Hoffman Rakin and (iii) 6,634 shares of Common Stock owned by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Julia Hoffman Rakin, of which Mr. Rakin disclaims any beneficial ownership.
(23)	Includes 458,602 shares of Common Stock issuable upon exercise of options exercisable within 60 days of October 18, 2016 and (i) 36,908 shares of Common Stock owned by the Kevin L. Rakin Irrevocable Trust, (ii) 6,634 shares of Common Stock owned by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Sarah Hoffman Rakin and (iii) 6,634 shares of Common Stock owned by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Julia Hoffman Rakin, of which Mr. Rakin disclaims any beneficial ownership. Additionally, assumes the exercise of Purchaser Warrants to purchase 2,183,065 shares of Common Stock and conversion of Series A Convertible Preferred Stock into 2,253,218 shares of Common Stock underlying such Series A Convertible Preferred Stock.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this proxy statement. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement incorporates by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016; and

•	our Current Reports on Form 8-K filed with the SEC on September 16, 2016 and September 29, 2016.

We will provide each person to whom a proxy statement is delivered a copy of all of the information that has been incorporated by reference in this proxy statement but not delivered with the proxy statement. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (http://ir.histogenics.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

Information on, or that can be accessed through, our website is not incorporated into this proxy statement or other securities filings and is not a part of these filings.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Special Meeting by telephone or over the internet so your shares will be represented at the Special Meeting.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

or

Call (781) 547-7900

If you need additional copies of this proxy statement or voting materials, you should contact Investor Relations as described above.

The Board of Directors of Histogenics Corporation

Waltham, Massachusetts

November 2, 2016

HISTOGENICS CORPORATION 830 WINTER STREET WALTHAM, MA 02451

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:						For	Against

1      To approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(d) (which requires stockholder approval of a transaction other than a public offering involving the sale, issuance, or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock), the issuance of up to an aggregate of 24,203,942 shares of Histogenics Corporations (the Company) common stock, par value $0.01 (Common Stock), consisting of: (i)10,737,275 shares of Common Stock issuable upon the conversion of 24,158.8693 shares of the Companys Series A Convertible Preferred Stock, par value $0.01, sold pursuant to the Securities Purchase Agreement dated as of September 15, 2016; and (ii)13,466,667 shares of Common Stock issuable upon exercise of warrants for the Company’s Common Stock.

						☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please indicate if you plan to attend this meeting		Yes ☐	No ☐	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

HISTOGENICS CORPORATION Special Meeting of Stockholders November 22, 2016 9:00 AM This proxy is solicited by the Board of Directors

The stockholders hereby appoint Adam Gridley and Johnathan Lieber, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HISTOGENICS CORPORATION that the stockholders are entitled to vote at the Special Meeting of stockholders to be held at 9:00 AM, EST on November 22, 2016, at the offices of Gunderson Dettmer et al., LLP, One Marina Park Drive, Suite 900, Boston, MA 02210, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side